UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 21, 2016
Date of report (Date of earliest event reported)

PIPER JAFFRAY COMPANIES
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31720	30-0168701
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Nicollet Mall, Suite 1000 Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 303-6000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.    Material Impairments.
On December 21, 2016, Piper Jaffray Companies (the “Company”) concluded that it will be required to record a noncash impairment charge to reduce the carrying value of the goodwill associated with the Company’s Asset Management segment. The Company reached this conclusion in connection with its annual impairment testing of goodwill. The Company’s Asset Management segment has experienced net outflows of assets under management during its fiscal year ending December 31, 2016. Company management believes that these net outflows are the result of an extended cycle of investors favoring passive investment vehicles over active management, combined with certain investment strategies having performance below their benchmarks. As a result of the decline in assets under management, management fees as well as the profitability of our Asset Management segment have declined since the end of the Company’s previous fiscal year. The Company estimates that the impairment charge will be in the range of $75 million to $95 million on a pre-tax basis. The impairment will not result in any current or future cash expenditures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPER JAFFRAY COMPANIES

Date: December 22, 2016	By	/s/ Debbra L. Schoneman
Debbra L. Schoneman
Chief Financial Officer